Exhibit 99.1

Coty Announces its Intention to Gradually Recommence Shareholder Returns Alongside Expected Capital Structure Improvement

Coty to Continue its Disciplined Deleveraging Trajectory Towards 2x by CY25, While Starting to Hedge Stock Price for Expected $200 Million Buyback in CY24

NEW YORK – June 10, 2022 -- Coty Inc. (NYSE: COTY) today announced its intention to gradually return its Equity distributions as deleveraging continues, while also entering into agreements with several banks to start hedging a planned $200 million share buyback program in calendar 2024.

Having made substantial progress in lowering its leverage from ~7x exiting FY21 to 4.7x exiting 3Q FY22, or approximately 3.6x when factoring in the value of its retained 26% stake in Wella, Coty anticipates continued strong free cash flow generation and steady deleveraging progress in the coming years.

As Coty progresses on its trajectory to reach its targeted leverage of approximately 2x by calendar 2025, this will open opportunities for Coty to gradually recommence shareholder distributions, within the scope of the Company’s financial policy. Coty has therefore entered into total return swaps in respect of its Class A Common Stock with several banks to hedge its potential exposure at around prevailing stock price trading levels over the applicable hedging periods for a planned $200 million share buyback program. Any total return swap in settled in shares would be covered by the Company’s existing share repurchase authorization.

Laurent Mercier, Coty’s Chief Financial Officer, stated, “Our strategy for unlocking value expansion in Coty has remained consistent, anchored on three key objectives: accelerating our sales and profit growth, deleveraging our balance sheet, and simplifying our capital structure.

The last 2 years of strengthened operational performance and the de-risking of the capital structure, including both deleveraging and eliminating re-financing risk by extending the debt maturity profile, allow us to look conservatively towards the future and plan for shareholder distributions in calendar 2024. Today’s announcement underscores the progress we have made across each of these objectives, and our conviction in the levers at our disposal to deliver strong EBITDA and cash flow in the coming years in a variety of economic scenarios. As we continue to strengthen our balance sheet, while paving the way for shareholder value creation, it is clear that Coty is becoming a beauty powerhouse.”

About Coty Inc.
Founded in Paris in 1904, Coty is one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care. Coty serves consumers around the world, selling prestige and mass market products in more than 130 countries and territories. Coty and our brands empower people to express themselves freely, creating their own visions of beauty; and we are committed to making a positive impact on the planet. Learn more at coty.com or on LinkedIn and Instagram.

Cautionary Note Regarding Forward-looking Statements
The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, its leverage targets and deleveraging plans, future equity distribution and share repurchase plans, as well as its outlook, expected guidance, trends and strategic information. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including the factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and its subsequent quarterly reports on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

For more information, please contact:

Investor Relations
Olga Levinzon
212-389-7733
Olga_Levinzon@cotyinc.com

Media
Antonia Werther
+31 621 394495
Antonia_Werther@cotyinc.com